Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on FormS-8 (Nos. 333-108817, 333-84710, 333-44548, 333-60150, 333-120564, 333-127850, 333-136551 and 333-161639) of UTStarcom Holdings Corp. of our report dated May 19, 2015 relating to the financial statements and financial statement schedules, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 22, 2016